Exhibit 23.1

Consent of MarksNelson Independent Public Accounting Firm

We have issued our report, dated July 26, 2021, with respect to the financial statements of DERMAdoctor, LLC for the years ended December 31, 2020 and 2019 (the “DERMAdoctor Financial Statements”), which have been included in the Amendment No. 1 to the Current Report on Form 8-K of NovaBay Pharmaceuticals, Inc. (“NovaBay”), filed with the Securities and Exchange Commission (“SEC”) on December 1, 2021 (the “Form 8-K/A”).

We hereby consent to (1) the inclusion of the DERMAdoctor Financial Statements in the Form 8-K/A, (2) the incorporation by reference of the DERMAdoctor Financial Statements in the Registration Statements of NovaBay on Form S-8 (File Nos. 333-252155, 333-236328, 333-222625, 333-218469, 333-215680, 333-211754, 333-208985, 333-203109, 333-196764, 333-194383, 333-185998, 333-180461, 333-171981, 333-147334, 333-157041, and 333-164469), Form S-3 (File Nos. 333-254744, 333-248238, 333-233623, 333-232860, 333-230672, 333-211944 and 333-211943) and Form S-1 (File Nos. 333-238317 and 333-234330) and (3) the reference to our firm under the caption “Experts” in a Prospectus Supplement and/or amendment to the Form S-3 (File No. 333-254744). This consent also includes all amendments and supplements to these NovaBay filings with the SEC.

/s/ MarksNelson LLC

Kansas City, Missouri

December 1, 2021